Exhibit-99.(A)(1)(IV)

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                             INVITES HOLDERS OF ITS

            2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008

                      (CUSIP NOS. 457985AA7 AND 457985AB5)

                           TO EXCHANGE THEIR NOTES FOR

            2 1/2% CONTINGENT CONVERTIBLE SUBORDINATED NOTES DUE 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2006, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Integra LifeSciences Holdings Corporation (the "Company") is offering, upon and subject to the terms and conditions set forth in the Offer to Exchange, dated July 17, 2006 (as amended or supplemented from time to time, the "Offer to Exchange"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange: (i) $1,000 in principal amount of 2 1/2% Contingent Convertible Subordinated Notes Due 2008 (the "New Notes"); and (ii) a one time cash payment (an "Exchange Fee") equal to $2.50 for each $1,000 in principal amount of our outstanding 2 1/2% Contingent Convertible Subordinated Notes due 2008 (the "Old Notes" and together with the New Notes, the "Notes") held by the registered holders thereof (the "Holders"). The offer to exchange the Notes (including the payment of the Exchange Fee) pursuant to the Offer to Exchange is referred to herein as the "Offer." The Offer is subject to important conditions as described in the Offer to Exchange.

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

            1.  The Offer to Exchange, dated July 17, 2006;

            2. The Letter of Transmittal (including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9) for your use and for the information of your clients;

            3. A Notice of Guaranteed Delivery to be used to accept the Offer if time will not permit all required documents to reach Wells Fargo Bank, National Association (the "Exchange Agent") prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis; and

            4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        A substitute Form W-8 BEN, containing information for Non-U.S. holders relating to United States federal income tax withholding, shall be made available by the Company upon your request.

        Your prompt action is requested. The Offer will expire at 5:00 P.M., New York City time, on the Expiration Date. Old Notes tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

        To participate in the Offer, a duly executed and properly completed Letter of Transmittal (or manually signed facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company's Automated Tender Offer Program system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Exchange.

        If a Holder of Old Notes desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the section titled "The Offer to Exchange--Guaranteed Delivery Procedures," in the Offer to Exchange.

        The Company will, upon request, reimburse brokers, dealers, commercial' banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offer to Exchange and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Offer, or requests for additional copies of the enclosed materials, should be directed to Georgeson Inc. at the address and phone number set forth below:

                                 Georgeson Inc.
                          17 State Street - 10th Floor
                               New York, NY 10004

                                       or

                     Banks and Brokers Call: (212) 440-9800
                    All Others Call Toll Free: (866) 482-4943



                                Very truly yours,


                    Integra LifeSciences Holdings Corporation



        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO EXCHANGE OR THE LETTER OF TRANSMITTAL.


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